                                                                    EXHIBIT 10.2


                            PROJECT LOAN AGREEMENT


        PROJECT LOAN AGREEMENT, dated as of April 30, 2002 (this "Agreement"), between ROYAL INDEMNITY COMPANY, having an office at c/o Royal Investment Management Company, 9300 Arrowpoint Boulevard, Charlotte, North Carolina 28273 (together with its successors and assigns, the "Lender"), and LAWRENCE STORE NO. 203 L.L.C., a Delaware limited liability company, having its principal office at 31850 Northwestern Highway, Farmington Hills, Michigan 48334 (together with its permitted successors and assigns, the "Borrower"). Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings as specified in Section 1 hereof.


                            Preliminary Statement

        The Borrower is the owner of a leasehold interest in the land located in the City of Lawrence, Douglas county, Kansas and more particularly described on Schedule 1 (the "Land"). In order to obtain permanent financing for the Land and the Improvements thereon, the Borrower has requested the Lender to provide to the Borrower a loan in the principal amount of $3,181,669.92 (the "Project Loan"). The Lender desires to make the Project Loan to the Borrower, which Project Loan is evidenced by the Project Loan Note of even date herewith and which Project Loan Note is secured by a Mortgage and an Assignment of Leases and Rents, each of even date herewith, from the Borrower to Lender.

        Subject to the terms and conditions of this Agreement, the Lender has agreed to make the Project Loan to the Borrower.

        NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                            SECTION 1. DEFINITIONS

        1.1 Defined Terms. For the purposes of this Agreement the following terms shall have the meaning given to such term below:

        "Access Laws" shall mean the Fair Housing Amendments Act of 1988 and the Americans with Disabilities Act of 1990, as such may be amended from time to time, and any other Federal, State or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to or imposing liability or standards of conduct relating to barrier-free access or access of the handicapped or disabled to the Property, including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities.

        "Account(s)" shall have the meaning specified in Section 9.1.




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        "Affiliate" with respect to any Person, any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

        "Agreement" shall mean this Project Loan Agreement, as it may be amended, supplemented or otherwise modified from time to time.

        "Assignment of Lease" shall mean the Assignment of Leases and Rents, of even date herewith, made by the Borrower in favor of the Lender.

        "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto.

        "Basic Rent" shall be equal to Project Loan Debt Service during the Basic Term and as set forth on Schedule II to the Lease during the Renewal Terms.

        "Beneficial Owner" shall have the meaning specified in Section 5.4(b).

        "Borrower" shall have the meaning specified in the introductory paragraph hereof.

        "Borrower's Certificate" shall mean the certification by Borrower of certain representations with respect to Borrower delivered by Borrower in connection with the closing of the Project Loan.

        "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York.

        "Called Principal" shall mean with respect to the Project Loan Note, the principal of the Project Loan Note that is to be prepaid pursuant to
Section 3.2 or has become or is declared to be immediately due and payable pursuant to Section 10, as the context requires.

        "Closing Date" shall mean April 30, 2002.

        "Code" shall have the meaning assigned to such term in Section 4.18.

        "Collateral" shall mean all assets of the Borrower, now owned or hereafter acquired, upon which a Lien is purported to be created by the Security Documents.




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        "Consent to Assignment" shall mean the consent to the direct assignment of the Rents under the Lease of even date herewith executed by Lessee and Guarantor in favor of Lender;

        "Contingent Obligation" shall mean as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other monetary obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

        "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

        "Default" shall mean any of the events specified in the "Events of Default" subsection, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

        "Default Payment" shall have the meaning assigned to such term in section 10.1.

        "Developer Equity" shall mean, as of the date hereof, the amount of $167,456.31, as such amount is increased, dollar for dollar, as a result of the application of principal payments to the Project Loan which reduce the principal balance of the Project Loan.

        "Developer Yield" shall mean the sum of $1,674.56 per month, payable as Supplemental Rent under the Lease.

        "Discounted Value" shall mean with respect to the Called Principal of the Project Loan Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount






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factor (applied on the same periodic basis as that on which interest on the
Project Loan Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

        "Dollar, Dollars, U.S. Dollars" and the symbol "$" shall mean lawful money of the United States of America.

        "Environmental Indemnity" shall mean the indemnity as to environmental matters of even date herewith executed by Lessee and Guarantor in favor of Lender.

        "Environmental Laws" shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the work place.

        "ERISA" shall have the meaning assigned to such term in Section
4.18(b).

        "Event of Default" shall mean any of the events specified in the "Events of Default" subsection, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Exculpated Persons" shall have the meaning assigned to such term in
Section 11.8.

        "GAAP" shall mean generally accepted accounting principles as are in effect from time to time.

        "Governmental Authority" shall mean the United States of America, any state and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality or any of them, now existing or subsequently created.

        "Ground Lease" shall mean that certain Ground Lease between Winter, Inc., a Kansas corporation, as ground lessor, and Borrower, as ground lessee, dated as of April 23, 1997.

        "Guarantor" shall mean Borders Group, Inc., a Michigan corporation, its successors and assigns.

        "Guaranty" shall mean the Guaranty Agreement of even date herewith entered into by Guarantor for the benefit of Lessor with respect to the obligations of Lessee under the Lease.

        "Hazardous Substance" shall mean any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety; or (iii) any substance, material, product, derivative,




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compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

        "Improvements" shall mean the improvements now or hereafter to be constructed on the Land.

        "Indebtedness" shall mean as to any Person at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise and (b) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, or in respect of which obligations such Person assures a creditor against loss.

        "Insurance Requirements" shall mean all terms and conditions of any insurance policy required by the Mortgage to be maintained by the Borrower and all requirements of the issuer of any such policy.

        "Land" shall have the meaning specified in the Preliminary Statement.

        "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

        "Lease" shall mean the Sublease, dated as of the date hereof, between the Lessee and the Borrower with respect to the Property.

        "Lease Event of Default" shall have the meaning given to such term in
Section 18.1 of the Lease.

        "Legal Requirements" shall have the meaning given to such term in the Appendix to the Lease.

        "Lender" shall have the meaning assigned to such term in the introductory paragraph hereto.

        "Lender's Rights" shall have the meaning assigned to such term in
Section 11.3.

        "Lessee" shall mean Borders, Inc., a Colorado corporation, its permitted successors and assigns.

        "Lessor" shall have the meaning given to such term in the Appendix to the Lease.

        "Lessor Liens" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor,
(b) any act or omission of the Lessor which is not





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required by the Project Loan Documents or is in violation of any of the terms of the Project Loan Documents, (c) any claim against the Lessor with respect to the Property against which Lessee is not required to indemnify Lessor or
(d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Property, other than the transfer of title to or possession of the Property by Lessor pursuant to and in accordance with the Lease or the Project Loan Agreement or pursuant to the exercise of the remedies set forth in Article XVIII of the Lease.

        "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

        "Maturity Date" shall mean the maturity date set forth in the Project Loan Note.

        "Mortgage" shall mean the Mortgage or Deed of Trust, as applicable, dated as of the date hereof, made by the Borrower in favor of the Lender.

        "Note Rate" shall mean seven and one-half percent (7.50%) per annum.

        "Obligation" shall mean any obligation or liability of the Borrower to the Lender, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement or any other Project Loan Document.

        "Obligations" shall have the meaning specified in the Mortgage.

        "Official Body" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

        "Overdue Rate" shall mean an amount equal to the greater of (i) two percent (2%) per annum over the then current prime rate of interest published by the Wall Street Journal, or its successor, from time to time and (ii) two percent (2%) per annum over the Note Rate.

        "Permits" shall mean all consents, licenses and building permits required for construction, completion, occupancy and operation of the Improvements in accordance with all Legal Requirements affecting the Property.

        "Permitted Exceptions" shall mean those exceptions to title of the Property set forth on Schedule 2 to this Agreement and approved by the Lender.



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        "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        "Prepayment Premium" shall mean with respect to the Project Loan Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of the Project Loan Note over the amount of such called Principal, provided that the Prepayment Premium may in no event be less than zero.

        "Project Loan" shall have the meaning set forth in the Preliminary Statement.

        "Project Loan Debt Service" shall mean the debt service payable pursuant to the Project Loan Note as set forth on Schedule I to the Project Loan Note.

        "Project Loan Documents" shall mean the collective reference to this Agreement, the Project Loan Note, the Ground Lease, the Security Documents, the Lease, the Guaranty, the Consent to Assignment, the Environmental Indemnity, and all other documents and instruments from time to time evidencing or securing the Project Loan.

        "Project Loan Note" shall have the meaning specified in Section 2.2.

        "Property" shall mean the collective reference to the Land and the Improvements.

        "REA" shall have the meaning specified in Section 11.2 of the Lease.

        "Regulated Substances" shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, co products, impurities, dust, scrap, heavy metals, any substance defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

        "Reinvestment Yield" shall mean, with respect to the Called Principal of the Project Loan Note, .50% over the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Screen USD on the Bloomberg Financial Markets Services Screen (or such other display as may replace Screen USD on Bloomberg Financial Markets Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement date, or (ii) if such yields





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are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and
(2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

        "Remaining Average Life" shall mean, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

        "Remaining Scheduled Payment" shall mean, with respect to the Called Principal of the Project Loan Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment or purchase of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Project Loan Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
Section 3.2 or Section 10.

        "Renewal Terms" shall have the meaning assigned to such term in
Section 2.2(b) of the Lease.

        "Rent" shall have the meaning assigned to such term in Section 3.4 of the Lease.

        "Responsible Officer" shall mean an individual holding the office of vice president or higher or manager, as applicable.

        "Scheduled Payment Dates" shall mean the dates upon which payments of interest on and principal of the Project Loan are due and payable pursuant to the Project Loan Note.

        "Security Documents" shall mean the collective reference to the Mortgage, the Assignment of Lease and consent thereto, and all other documents from time to time securing the indebtedness evidenced by the Project Loan Note.





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        "Settlement Date" shall mean, with respect to the Called Principal of the Project Loan Note, the date on which such Called Principal is to be prepaid pursuant to Section 3.2 or has become or is declared to be immediately due and payable pursuant to Section 10, as the context requires.

        "SPC Member" shall have the meaning assigned thereto in Section
5.4(k).

        "Standstill Period" shall mean, for the purposes of Section 10.1, a period commencing either (i) upon the occurrence of an Event of Default under Sections 10.1(j) or (k) hereof (except for a default under section 18.1(a) of the Lease as a result of Lessee's failure to pay Basic Rent) or (ii) on the date that Lender delivers to Borrower written notice that an Event of Default has occurred under Section 10.1(k) hereof as a result of the failure of Lessee to pay Basic Rent, and in each such case terminating ninety (90) days thereafter, provided, however, that if a Lease Event of Default described in
Section 18.1(g) of the Lease shall have occurred and is then continuing, such period shall terminate on the earlier to occur of (x) the final date under the Bankruptcy Code that Lessee or a bankruptcy trustee may elect to assume or reject the Lease and (y) ninety (90) days after the Lease Event of Default under Section 18(g) of the Lease.

        "Subsidiary" of any Person shall mean any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of:

               (i) the outstanding capital stock having Voting Power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might having Voting Power upon the occurrence of any contingency),

               (ii) the interest in the capital or profits of such partnership or joint venture, or

               (iii)  the beneficial interest of such trust or estate,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

        "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or any other Person under the Lease or under any of the Project Loan Documents, including, without limitation, fees, costs and expenses payable to Lender or other Persons pursuant to Sections 5.3(a) and 7.4 of the Project Loan Agreement, or otherwise, any rent or other amounts payable under the Ground Lease, any payments required to be made by Lessor under the REA and Termination Value.

        "Termination Value" shall mean an amount equal to the sum of the outstanding principal amount of the Project Loan Note, together with accrued and unpaid interest and any Prepayment Premium and any other amounts due and owing by Lessee or Lessor to Lender or any other Person under the Project Loan Documents, all calculated as of the Termination Date or the Prepayment Date, as the case may be.




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        "Title Company" shall mean First American Title Insurance Company, together with such reinsurers or coinsurers of such title company or companies, or such other title companies as may be approved by the Lender.

        1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Project Loan Documents:

               (a) references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

               (b) references to "determination" of or by the Lender shall be deemed to include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

               (c) whenever the Lender is granted the right herein to act in its sole discretion or to grant or withhold consent such right shall be exercised in good faith;

               (d) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Project Loan Document refers to this Agreement or such other Project Loan Document as a whole and not to any particular provision of this Agreement or such other Project Loan Document;

               (e) the section and other headings contained in this Agreement or such other Project Loan Document and the Table of Contents preceding this Agreement or such other Project Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Project Loan Document or the interpretation thereof in any respect;

               (f) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Project Loan Document, as the case may be, unless otherwise specified;

               (g) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or other Project Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

               (h) reference to any agreement (including this Agreement and any other Project Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;



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               (i)    relative to the determination of any period of time,
"from" means "from and including," "to" means "to but excluding" and "through" means "through and including"; and

               (j) references to "shall" and "will" are intended to have the same meaning.


                         SECTION 2. THE PROJECT LOAN

        2.1 Project Loan Commitment. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth, the Lender agrees to make the Project Loan to the Borrower on the Closing Date.

        2.2 Note. The Project Loan shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (the "Project Loan Note"), in the principal amount of $3,181,669.92.

        2.3 Maximum Interest Rate. If at any time the designated rate applicable to the Project Loan made by the Lender exceeds the highest lawful rate, the rate of interest on the Project Loan shall be limited to the Lender's highest lawful rate.

        2.4 Use of Proceeds. The proceeds of the Project Loan shall be used by the Borrower only for the payment in full of all indebtedness outstanding on the Closing Date which is secured by a lien upon the Property.


                             SECTION 3. PAYMENTS

        3.1 Payments. All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrower hereunder shall be payable prior to 11:00 A.M. (New York City time) on the Scheduled Payment Dates set forth in the Project Loan Note without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Lender at the Principal Office in U.S. Dollars or at such other location as directed by Lender in writing, and in immediately available funds. If any payment is required hereunder on a day that is not a Business Day, then such payment shall be due on the next succeeding Business Day.

        3.2    Prepayments.

               (a) Optional Prepayments; Acceleration. Borrower may, upon sixty (60) days prior written notice to Lender, pay the indebtedness evidenced by the Project Loan Note in full (but not in part) on a Scheduled Payment Date, provided, however, that (i) no prepayment shall be permitted prior to the date that is one (1) year from the first Scheduled Payment Date, and (ii) at the time of making such prepayment, the Prepayment Premium shall be paid to Lender. The Prepayment Premium shall also be payable if the prepayment is as a result of the acceleration by

Lender of the indebtedness evidenced by the Project Loan Note as permitted under this Agreement or the other Loan Documents. The Prepayment Premium is intended to compensate Lender for the loss of interest that Lender may incur upon reinvestment of the principal amount prepaid for the remaining term of the Project Loan Note, and is not intended as a penalty.

               (b) Mandatory Prepayments. On any date on which the Lessee is obligated to pay the Lessor an amount equal to the Termination Value in connection with the delivery of a Termination Notice, the Borrower shall prepay the Project Loan in full on such date in accordance with Section 9.1(b)(ii).

        3.3 Indemnity. In addition to any other indemnifications provided herein or in the other Project Loan Documents, the Borrower covenants and agrees at its sole cost and expense to protect, defend, indemnify and save harmless the Lender and any and all of its successors and assigns hereunder from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against the Lender and any and all respective successors and assigns hereunder (except to the extent caused by the gross negligence or willful misconduct of the indemnified party) by reason of any of the following for which the cause of action or liability accrued prior to a foreclosure or deed in lieu of foreclosure or other transfer of the Property pursuant to the Lender's exercise of its remedies hereunder: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, non-use or condition in, on or about the Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any failure on the part of the Borrower to perform or comply with any of the terms of this Agreement; (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (e) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Substance or asbestos on, from, or affecting the Property or any property contiguous therewith; (f) to the extent not covered by insurance, any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any Hazardous Substance or asbestos and any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or asbestos; (g) any violation of the Environmental Laws which are based upon or in any way related to such Hazardous Substance or asbestos including, without limitation, the costs and expenses of any remedial action, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses; (h) any failure of the Property to comply with any Access Laws; (i) the occupation, condition, operation, service, design, maintenance or management of the Property and (j) ownership of the Mortgage, ownership of the Property by the Borrower or the ownership by Borrower of any interest therein, or receipt of any Rents pursuant to the Assignment of Leases and Rents or the Mortgage. Any amounts payable to Lender and any and all of its respective successors and assigns hereunder by reason of the application of this Section 3.3 shall be secured by the Mortgage and shall become immediately due and payable and shall bear interest at the Overdue Rate from the date loss or damage is sustained by the Lender and any or all of its respective successors and assigns hereunder until paid. The obligations and liabilities of the Borrower under this Section 3.3 shall survive any termination, satisfaction or assignment of the Mortgage and the exercise by the Lender of any of its rights or remedies hereunder including, but not limited to, the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure. Nothing herein contained, however, shall be deemed to impose personal liability on Borrower or the Exculpated Persons for repayment of the Project Loan.


              SECTION 4. BORROWER REPRESENTATIONS AND WARRANTIES

        In order to induce the Lender to enter into this Agreement, and in order to induce the Lender to make the Project Loan to the Borrower, the Borrower represents and warrants to the Lender as follows:

        4.1 Existence; Compliance with Law. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign limited liability company and in good standing under the law of the jurisdiction in which the Property is located and (d) is in compliance with all material Legal Requirements.

        4.2 Power; Authorization; Enforceable Obligations. The Borrower has the power and authority, and the legal right, to make, deliver and perform the Project Loan Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the Project Loan Note and to authorize the execution, delivery and performance of the Project Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Project Loan Documents to which the Borrower is a party. This Agreement has been, and each other Project Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Project Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        4.3 No Litigation. There is no action, suit or proceeding pending, or to the best of the Borrower's knowledge threatened, against or affecting the Borrower or the Property or that might have a materially adverse affect on the Borrower or the Property in any court, or before or by any Governmental Authority, whether federal, state, county or municipal.

        4.4 Consents, Approvals, Authorizations, Etc. No consent, approval, order or authorization of or registration, declaration or filing with any Governmental Authority is required in connection with the valid execution and delivery of the Project Loan Documents or the carrying out or performance of any of the transactions required or contemplated by the Project Loan Documents or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished.

        4.5 No Legal Bar. The execution, delivery and performance of the Project Loan Documents, the borrowing under this Agreement and the use of the proceeds of the Project Loan will not violate any Legal Requirement or any Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of the Borrower's properties or revenues pursuant to any Legal Requirement or Contractual Obligation, except for the Lien of the Security Documents.

        4.6 Compliance with Building Codes, Zoning Laws, Etc. The Borrower has no knowledge of any existing, probable or potential violations of any Legal Requirement affecting the Land or present use or occupancy of the Improvements.

        4.7 Ownership of Property; Liens. The Borrower has good record and marketable title in fee simple to, or a valid leasehold interest in, the Property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien, other than a Permitted Exception.

        4.8 No Default. The Borrower is not in default under or with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of the Borrower, or which could materially adversely affect the ability of the Borrower to perform its obligations under the Project Loan Documents. The Borrower has no knowledge of any default of Borrower or the Ground Lessor under the Ground Lease.

        4.9 Taxes. The Borrower has filed or caused to be filed all tax returns that are required to be filed, and has paid all taxes shown to be due and payable on such returns or on any assessments made against the Borrower or the Property and all other taxes, fees or other charges imposed on the Borrower or the Property by any Governmental Authority (other than those taxes, the amount or validity of which is being contested in good faith by appropriate proceedings diligently prosecuted and with respect to which prior notice has been given to the Lender and reserves satisfactory to the Lender have been provided or a bond satisfactory to the Lender has been posted); and no tax Liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges. The tax identification number of Borrower is 38-3398362.

        4.10 Availability of Utilities. All utility services and facilities necessary for the operation of the Improvements for their intended use without impediment or delay (including, without limitation, gas, electrical, water and sewage services and facilities) are available at the boundaries of the Land.

        4.11 Permits, Etc. All Permits for the Improvements required to the date that this representation is being made have been obtained and are in full force and effect.

        4.12 Financial Statements. Any and all financial statements delivered to the Lender by or on behalf of the Borrower are true and correct in all material respects and fairly present the financial conditions of their subjects as of their respective dates, no material adverse change has occurred in the financial conditions reflected since their respective dates and no additional Indebtedness has been incurred by their subjects since the respective dates of the latest statements, other than the borrowings contemplated by this Agreement or other Indebtedness which has been approved by the Lender in writing. No such financial statement or any certificate or statement furnished to the Lender by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement, and no representation or warranty in this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such financial statements, certificates or other statements or this Agreement not misleading. The Borrower is not a debtor under any state or federal bankruptcy or insolvency proceeding. The Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it. The Borrower's assets do not and, immediately following the incurrence of the Project Loan, will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, include the Project Loan and its liabilities beyond its abilities to pay such Project Loan as it matures (taking into account the timing and amounts of cash scheduled to be received by Borrower pursuant to the Lease).

        4.13 Federal Regulations. No part of the proceeds of the Project Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation T, U or V of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

        4.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

        4.15 Environmental Matters. To the best of Borrower's knowledge and except as set forth in the Phase I Environmental Site Assessment of Borders Books-Lawrence dated April 18, 2002 prepared by EMG:

               (a) The Property does not contain any Regulated Substances in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

               (b) The Property and all operations at the Property are in compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Property or violation of any Environmental Law with respect to the Property.

               (c) The Borrower has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Property and the Borrower does not have knowledge or reason to believe that any such notice will be received or is being threatened.

               (d) Regulated Substances have not been transported or disposed of from the Property in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Regulated Substances been generated, treated, stored or disposed of at, on or under the Property in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

               (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower is or will be named as a party with respect to the Property nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Property.

               (f) There has been no release or threat of release of Regulated Substances at or from the Property, or arising from or related to the operations of the Borrower in connection with the Property, in violation of or in amounts or in a manner that could give rise to liability under any Environmental Laws.

        4.16 Regulation H. The Mortgage does not encumber improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

        4.17   No Other Assets, Indebtedness.

               (a) Borrower does not own and will not own any asset or property other than the Property and incidental property necessary for the ownership or operation of the Property.

               (b) Borrower has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any Beneficial Owner or any affiliate of any constituent party of Beneficial Owner), and shall not acquire obligations or securities of its affiliates.

               (c) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

        4.18   ERISA.

               (a) The Borrower represents and warrants that the Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the related Treasury Department regulations, including temporary regulations.

               (b) The Borrower represents and warrants that, as of the date of this Agreement and throughout the term of the Project Loan, (i) the Borrower is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, and (ii) the assets of the Borrower do not constitute "plan assets" of one or more such plans within the meaning of 29 CFR Section 2510.3-101.

               (c) The Borrower represents and warrants to the Lender that, as of the date of this Agreement and throughout the term of the Project Loan
(i) the Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (ii) transactions by or with the Borrower or any Affiliates of the Borrower are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

               (d) The Borrower covenants and agrees to deliver to the Lender such certifications or other evidence from time to time throughout the term of the Project Loan, as reasonably requested by the Lender in its sole discretion, that (i) the Borrower is not an "employee benefit plan" or a "governmental plan"; (ii) the Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                      (1) Equity interests in the Borrower are publicly offered securities, within the meaning of 29 CFR Section 2510.3-101(b)(2);

                      (2) Less than 25 percent of all equity interests in such the Borrower are held by "benefit plan investors" within the meaning of 29 CFR Section 2510.3-101(f)(2); or

                      (3) the Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 CFR Section 2510.3.101(c) or (e) or an investment company registered under the Investment Company Act of 1940.

               (e) The execution and delivery of this Agreement and the issuance of the Project Loan Note hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

        The Borrower shall indemnify the Lender and defend and hold the Lender and any and all of its successors and assigns hereunder harmless from and against all civil penalties, excise taxes, or other loss, cost, damage and expense (including, without limitation, reasonable attorneys' fees and disbursements and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the transfer of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in the Lender's sole discretion) that the Lender and any and all of its successors and assigns hereunder may incur, directly or indirectly, as a result of a default under this Section 4.18. This indemnity shall survive any termination, satisfaction or foreclosure of this Agreement or the Mortgage. Nothing herein contained, however, shall be deemed to impose personal liability on the Borrower or the Exculpated Persons for repayment of the Project Loan.


                       SECTION 5. AFFIRMATIVE COVENANTS

        The Borrower agrees, unless otherwise consented to in writing by the Lender, that, so long as the Project Loan Note remains outstanding and unpaid, the Borrower shall:

        5.1 Certain Notices. Give notice to the Lender promptly upon the occurrence of:

               (a) the receipt by the Borrower of any notice given to the Borrower that a default by the Borrower has occurred under the Lease or under the Ground Lease;

               (b) the giving by the Borrower of any notice alleging that a default has occurred under the Lease or the Ground Lease;

               (c)    any Default or Event of Default;

               (d) any (i) default or event of default under any Contractual Obligation of the Borrower or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority; and

               (e) any litigation or proceeding affecting the Borrower in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought.

        Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to in such notice and stating what action the Borrower proposes to take with respect to such occurrence.

        5.2 Indemnification. Indemnify the Lender against any claims for brokerage fees or commissions asserted in connection with the Project Loan and to pay all expenses incurred by the Lender in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

        5.3 Expenses. (a) Pay or reimburse the Lender for all expenses incurred by the Lender before and after the date of this Agreement with respect to any and all transactions contemplated by this Agreement including, without limitation, the preparation of any document reasonably required by the Lender and the enforcement of any of the Lender's rights under this Agreement and the other Project Loan Documents, and all costs and expenses (including reasonable attorneys' fees of special counsel and, if reasonably required, local or other counsel) incurred by Lender in connection with any amendments, waivers or consents under or in respect of this Agreement or the other Project Loan Documents, including, without limitation (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the other Project Loan Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Project Loan Documents, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Borrower or in connection with any work-out or restructuring of the transactions contemplated hereby and by the other Project Loan Documents.

               (b) If any action or proceeding is commenced by the Lender, including, without limitation, any action to foreclose the lien of the Mortgage or to collect the Project Loan or to which the Lender is made a party, or in which it becomes necessary to defend or uphold the lien of the Mortgage, or in which the Lender is served with any legal process, discovery notice or subpoena relating to the Lender's lending to the Borrower, the Borrower will reimburse the Lender for all expenses which have been or may be incurred by the Lender arising from or in connection with such action or proceeding.

        5.4    Single Purpose Entity; Separateness.

               (a) Borrower will not engage in any business other than the ownership, management, leasing and operation of the Property and Borrower will conduct and operate its business as presently conducted and operated.

               (b) Borrower will not enter into any contract or agreement with any affiliate of Borrower, any constituent party of Borrower, the holder of any partnership or membership interest, any manager or the owner of any beneficial interest in Borrower (each, a "Beneficial Owner") or any affiliate of any constituent party or Beneficial Owner, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

               (c) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence including, without limitation, the holding of such annual and other meetings as are required by the Borrower's organizational documents, and Borrower will not, nor will Borrower permit any constituent party or Beneficial Owner to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust certificate and agreement or other organizational documents of Borrower or such constituent party or Beneficial Owner, if such amendments would violate any provision of the Project Loan Documents, without the prior written consent of

Lender, which consent shall not be unreasonably withheld, nor will Borrower permit any constituent party or Beneficial Owner to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust certificate and agreement or other organizational documents of such constituent party or Beneficial Owner, if such amendment, modification or change (i) would adversely affect the bankruptcy remote nature of Borrower; or (ii) would adversely affect Lender's interest in the Project Loan. The Borrower shall deliver copies of minutes of annual meetings of the Borrower to the Lender within thirty (30) days of its receipt of written request therefor.

               (d) Borrower will maintain books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party and Borrower will file its own tax returns where required by applicable code or regulation. Borrower shall maintain its books, records, resolutions and agreements as official records.

               (e) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower, any constituent party of Borrower, any Beneficial Owner or any Affiliate of any constituent party), and shall conduct business in its own name and shall maintain and utilize separate stationery, invoices and checks. Borrower shall correct any known or unknown misunderstanding regarding its status as a separate entity and shall not identify itself as a division or part of its Affiliates or any of its Affiliates as a division or part of Borrower.

               (f) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

               (g) Neither Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower or the sale of all or substantially all of Borrower's or any constituent party's assets.

               (h) Borrower will not commingle the funds and other assets of Borrower with those of any affiliate or constituent party, any Beneficial Owner, or any affiliate of any constituent party or Beneficial Owner, or any other Person.

               (i) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, any Beneficial Owner, or any affiliate of any constituent party or Beneficial Owner, or any other Person.

               (j) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other Person.

               (k) If Borrower is a (i) limited liability company, partnership or business trust, at least one manager, managing partner, general partner or trustee (the "SPC Member") of Borrower shall itself be a limited liability company or corporation the sole asset of which is its interest in Borrower, and the SPC Member will at all times comply with each of the representations, warranties, and covenants contained in this Section 5.4 as if such representation, warranty or covenant were made, mutatis mutandis, directly by such SPC Member. The SPC Member shall cause the Borrower at all times to comply with each of the representations, warranties, and covenants contained in this Section 5.4.

               (l) The Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Project Loan or
(ii) unsecured trade debt customarily payable within thirty (30) days;

        The Borrower shall deliver a certificate to the Lender within 30 days upon written request from the Lender but not more frequently than on an annual basis except for good cause shown, certifying as to its compliance with each of the provisions of this Section 5.4.

        5.5 Inspection of Property; Discussions. Borrower shall permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants.

        5.6 Compliance with Project Loan Documents. The Borrower shall at all times (a) observe and perform all of the covenants, conditions and obligations required to be performed by it (whether in its capacity as Lessor or otherwise) under each Project Loan to which it is a party and (b) observe and perform, or cause to be observed and performed, all of the covenants, conditions and obligations of the Lessor under the Lease, even in the event that the Lease is terminated at stated expiration, following a Lease Event of Default or otherwise.

        5.7 Further Assurances. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the other Project Loan Documents and of the rights and powers herein or therein granted.

        5.8 Books and Records. The Borrower shall keep adequate books and records of account and furnish to Lender copies of all tax returns filed by the Borrower within twenty (20) days after the filing thereof together with certified rent roll in the form attached hereto as Exhibit B.

                        SECTION 6. NEGATIVE COVENANTS

        The Borrower agrees that, so long as the Project Loan Note remains outstanding and unpaid, the Borrower shall not:

        6.1 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon the Property except for:

               (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to such taxes and any penalties and interest which may reasonably be anticipated to accrue thereon are maintained on the books of the Borrower;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings;

               (c) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case detract from the value of the Property or interfere with the ordinary conduct of the business of the Borrower;

               (d)    Liens created pursuant to the Project Loan Documents;
and

               (e)    Permitted Exceptions.

        6.2 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations.

        6.3 Discharge of Liens. Create or permit to exist at any time, and will, at its own expense, promptly take such action as may be necessary duly to discharge, or cause to be discharged, all Lessor Liens attributable to it, provided, that the Borrower shall not be required to discharge any Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of any of the Liens contemplated by the Security Documents or of the sale, forfeiture or loss of, and shall not materially interfere with the disposition of, the Property or title thereto or any interest therein or the payment of Rent.

        6.4 Transfer or Encumbrance of the Property. (a) Except as otherwise provided in Sections 6.4(b) and (c) hereof, so long as the Project Loan is outstanding the Borrower shall not, without the prior written consent of the Lender, which consent may be withheld by Lender in its sole discretion, transfer the Property or any part thereof or any interest therein, or permit the Property or any part thereof or any interest therein to be transferred.

               (b) The Borrower and the Lender agree that a Beneficial Owner may transfer its interest in the Borrower upon the satisfaction of each of the following terms and conditions:

                      (i) no Event of Default shall have occurred and be continuing under the Project Loan Documents at the time of such transfer;

                      (ii) such transfer is permitted under the documents governing the Borrower and such Beneficial Owner;

                      (iii) the transferee provides the Lender with such certificates, assumption agreements, documents, showings and legal opinions as may be reasonably requested by the Lender in connection with such transfer, all substantially in the same form and content as those showings delivered in connection with the closing of the Project Loan on the Closing Date;

                      (iv) each of the provisions of Section 5.4 hereof are satisfied following such transfer;

                      (v) the Borrower pays the Lender, concurrently with the closing of such transfer, all of the Lender's costs and expenses incurred in connection with such transfer described in
               Section 6.4(f) hereof and a non-refundable assumption fee in the amount of $7,500 for the first such transfer and in the amount of $10,000 for each such transfer thereafter; and

                      (vi) the Lessee and the Guarantor have consented to such transfer, provided, however, that Lessee and Guarantor shall be deemed to have consented to such transfer if Borrower and the transferee have complied with the provisions of this
               Section 6.4(b) to the satisfaction of Lender.

        Notwithstanding the foregoing, however, (1) limited partnership interests in any limited partnership or in any general partner or in any Beneficial Owner or in any trustee or manager of the Borrower, or membership interests in the Borrower (other than the transfer of interests in or of the SPC Member), or any ownership interest, direct or indirect, in any trustee, member or manager or in any Beneficial Owner of the Borrower shall be freely transferable without compliance with the terms of this Section 6.4(b) and the removal and replacement of any trustee or manager of the Borrower may be accomplished, without compliance with the terms of this Section 6.4(b) and (2) any involuntary transfer caused by the death of any general partner, shareholder, joint venturer, member, manager or other Beneficial Owner of Borrower or any Person holding any interest in the Borrower, any Beneficial Owner of the Borrower or any trustee or manager of the Borrower, or if the Borrower is a partnership, any limited partner thereof, shall not require compliance with the terms of this Section 6.4 so long as the Borrower is reconstituted, if required, following such death.

               (c) The Borrower and the Lender agree that the Property may be transferred to a transferee upon the satisfaction of each of the following terms and conditions:

                      (i) no Event of Default shall have occurred and be continuing under the Project Loan Documents at the time of such transfer;

                      (ii) the Borrower pays the Lender, concurrently with the closing of such transfer, a non-refundable assumption fee in the amount of $7,500 for the first such transfer and in the amount of $10,000 for each such transfer thereafter, together with all of the Lender's costs and expenses incurred in connection with such transfer described in Section 6.4(f) hereof;

                      (iii) the transferee assumes and agrees to pay (subject to the non-recourse provisions of Section 11.8 hereof) the indebtedness secured by the Mortgage and to perform all obligations under Project Loan Documents and prior to or concurrently with the closing of such transfer, the transferee executes, without any cost or expense to the Lender, such documents and agreements as the Lender shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as the Lender may reasonably require;

                      (iv) the transferor and the transferee execute, without any cost or expense to the Lender, new financing statements or financing statement amendments and any additional documents reasonably requested by the Lender;

                      (v) the Lessee and the transferee have executed a Lease assignment and assumption agreement reasonably acceptable to the Lender;

                      (vi) Lessee and Guarantor shall have consented to such transfer, provided, however, that Lessee and Guarantor shall be deemed to have consented to such transfer if Borrower and the transferee have complied with the condition of this
               Section 6.4(c) to the satisfaction of Lender;

                      (vii) the transferor or the transferee shall cause to be delivered to the Lender, without any cost or expense to the Lender, such endorsements to the Lender's title insurance policy, hazard insurance endorsements or certificates and other similar materials as the Lender may deem necessary at the time of the transfer, all in form and substance reasonably satisfactory to the Lender, including, without limitation, an endorsement or endorsements to the Lender's title insurance policy insuring the lien of the Mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in Section 6.4(c)(iii) with no additional exceptions added to such policy and insuring that fee simple title to or a valid leasehold interest in the Property is vested in the transferee, or, in lieu thereof, such other documents or evidence as the Lender may reasonably require in order to confirm that such policy is unaffected by the transfer;

                      (viii) such transfer is not construed so as to relieve Lessee or Guarantor of their respective obligations under any guaranty or indemnity agreement executed by them in connection with the Project Loan and Lessee and Guarantor execute, without any cost or expense to the Lender, such documents and agreements as the Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity;

                      (ix) the Lender shall have received such legal opinions as may be reasonably requested by the Lender in connection with such transfer in substantially the same form and content as those opinions delivered in connection with the closing of the Project Loan on the Closing Date;

                      (x) such transfer is not construed so as to relieve any current guarantor or indemnitor of its obligations under any guaranty or indemnity agreement executed in connection with the Project Loan secured by the Project Loan Documents and each such current guarantor and indemnitor executes, without any cost or expense to the Lender, such documents and agreements as the Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement, provided that if the transferee or a party associated with the transferee approved by the Lender in its sole discretion assumes the obligations of the current guarantor or indemnitor under its guaranty or indemnity agreement and the transferee or such party associated with the transferee, as applicable, executes, without any cost or expense to the Lender, a new guaranty or indemnity agreement in form and substance reasonably satisfactory to the Lender, then the Lender shall execute and deliver to transferor, concurrently with such transaction, a release of the current guarantor or indemnitor from all obligations arising under its guaranty or indemnity agreement from and after the closing of such transfer;

                      (xi) the transferor executes and delivers to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Project Loan Documents through and including the date of the transfer, which agreement shall be in form and substance satisfactory to Lender and binding upon the transferee; and

                      (xii) the transferee delivers certified financial statements acceptable to Lender, certified true and correct by the transferee.

        Upon compliance with each of the terms and conditions described above, the Lender shall release the transferor from and after the date of such transfer of its obligations as Borrower and shall deliver a certificate of compliance and release; provided that in no event shall any such transfer waive or release such transferor for any liability on account of any breach of any representation, warranty, covenant or obligation with respect to the transferor set forth in the Project Loan Documents or for any fraudulent or willful misconduct of the transferor.

               (d) The Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Project Loan immediately due and payable upon any transfer of the Property without the Lender's consent as set forth herein. This provision shall apply to every transfer of the Property in violation of this Section 6.4 regardless of whether voluntary or not.

               (e) The Lender's consent to a transfer of an interest of a Beneficial Owner or the Property shall not be deemed to be a waiver of the Lender's right to require such consent to any future transfer of an interest of a Beneficial Owner or the Property. Any transfer of an interest of a Beneficial Owner or the Property made in contravention of this Section 6.4 shall be null and void and of no force and effect.

               (f) The Borrower agrees to bear and shall pay or reimburse the Lender on demand for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by the Lender in connection with the review, approval and documentation of each transfer of the Property or ownership interest in the Borrower.


                  SECTION 7. CONDITIONS PRECEDENT TO FUNDING

        The Lender shall not be obligated to fund the Project Loan until all of the conditions set forth in this Section 7 shall have been satisfied.

        7.1 Closing Documents. The Lender shall have received all the items set forth in this subsection, in each case in form and substance satisfactory to the Lender.

               (a) Taxes. Evidence that all past and current (if then due and payable) taxes and assessments applicable to the Property or payable by the Borrower have been paid.

               (b) Title Insurance Policy. A mortgagee's policy of title insurance or satisfactory evidence of the Title Company's unconditional obligation to issue such a policy, dated as the date of the recording of the Mortgage. Such policy shall (i) be in the amount of the Project Loan (or the maximum amount that the title insurance company is permitted by law to insure, whichever is lower); (ii) insure the Lender that the Mortgage creates a valid first Lien on the Borrower's leasehold interest in the Property, free and clear of all defects and encumbrances, except for the Permitted Exceptions;
(iii) provide full coverage against mechanics' liens and against survey exceptions not specified as Permitted Exceptions; and (iv) contain such other endorsements and affirmative coverage as the Lender may reasonably request. The Lender shall be furnished with copies of all documents that appear as exceptions in such policy or commitment.

               (c) Survey. A survey of the Land, certified to the Lender and the Title Company by an independent professional licensed land surveyor satisfactory to the Lender, which survey shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992. Without limiting the generality of the foregoing, there shall be surveyed and shown on such survey the following: (i) the locations of all buildings and other structures, if any, on the Land and the established building setback lines; (ii) the lines and the width of streets abutting the Land; (iii) all access and other easements appurtenant to or necessary or desirable to the use of the Land; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the Land, whether recorded, apparent from a physical inspection of the Land or otherwise known to the surveyor; (v) any party walls with structures on adjoining property any encroachments on any adjoining property by the building structures and improvements on the Land; (vi) if the Land is described by reference to a filed map, a legend relating the survey to such map; and (vii) the location of all utility lines and sanitary and storm sewer lines on the Property and their connection to a public right of way or beneficial easement.

               (d)    Borrower's Certificate.  The Borrower's Certificate.

               (e) Hazard Insurance. Policies or certificates of insurance required by the Lease, accompanied by evidence of the payment of the premiums for such policies, with mortgagee loss payable endorsements naming the Lender as sole loss payee.

               (f) Flood Insurance. If requested by the Lender, a policy of flood insurance in an amount equal to the lesser of (i) the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended, and (ii) the amount of the Project Loan.

               (g)    Permits.  All Permits issued prior to the Closing Date.

               (h) Soil and Geological Report. If requested by the Lender, a soil and geological report, including a summary of soil test borings issued by a professional engineer satisfactory to the Lender.

               (i) Opinions of Counsel. An opinion of counsel for the Borrower and Lessee in form and substance satisfactory to the Lender.

               (j) Project Loan Documents. Duly executed copies of all Project Loan Documents and the original counterpart No. 1 of the Lease.

               (k) Organizational Documentation. If the Borrower is a limited partnership, limited liability partnership or a limited liability company, with respect to such entity:

                      (1) the partnership agreement or limited liability company agreement, including all amendments and attachments, certified by a general partner or member;

                      (2) the partnership certificate or certificate of formation, including all amendments, certified by an official in whose office it is filed or recorded, together with a certificate of good standing from such office and from the state in which the Property is located, if applicable;

                      (3) any certificates filed or recorded or required to be filed or recorded by such partnership or limited liability company in the state of its formation and the state where the Land is located in order for it to do business in those states;

                      (4) any consents by other partners or members required for the borrowing contemplated by this Agreement and the execution, delivery and performance of the Project Loan Documents and appropriate resolutions and certificates authorizing the execution, delivery and performance by Borrower of its obligations hereunder and designating those individuals authorized to enter into this Agreement and the other Project Loan Documents; and

                      (5) if requested by the Lender, an acknowledgment by each of the partners or members of his or its continued membership in the Borrower.

        7.2 Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender and its counsel.

        7.3 Environmental Audit. The Lender shall have received an environmental audit performed by an environmental engineering firm acceptable to Lender, in form and substance acceptable to the Lender.

        7.4 Commitment Fees. The fees and expenses of Lender set forth in the commitment for the Project Loan issued by Lender on December 18, 2001 shall be paid on or before the Closing Date.

        7.5 Appraisal. The Lender shall have received an MAI appraisal of the Property and Improvements, performed by a firm acceptable to Lender, in form and substance acceptable to Lender.

        7.6 Subordination and Estoppel. The Lender shall have received a subordination, non-disturbance and attornment agreement and estoppel certificate duly executed by Lessee, and an estoppel certificate from the Ground Lease lessors, in each case in form and substance acceptable to Lender.


                       SECTION 8. INTENTIONALLY DELETED

            SECTION 9. MATTERS RELATING TO PAYMENTS AND COLLATERAL

        9.1 The Account. (a) The Lender shall establish (or cause its servicer to establish) one or more accounts (the "Account(s)") into which all payments, receipts and other consideration of any kind whatsoever received pursuant to the Project Loan Note and the Project Loan Documents shall be deposited.

               (b) Except as otherwise provided in Section 9.2, payments deposited from time to time in the Account(s) shall be paid out as follows:

                      (i) An amount equal to Project Loan Debt Service due and owing on the next Scheduled Payment Date as set forth on
               Schedule I to the Project Loan Note shall be applied to the payment of principal and interest then due and payable on the Project Loan until such amounts are paid in full.

                      (ii) An amount equal to the portion of any such payment identified by the Lessee as a payment in respect of the Purchase Price equal to the Termination Value pursuant to
               Section 17.1 of the Lease shall be applied on the date deposited in the Account, first, to the payment of the outstanding of principal of, accrued interest and premium, if any, and all other amounts due and payable on the Project Loan or the Project Loan Documents until such amounts are paid in full, and second, the remainder, if any, shall be paid to such Person or Persons as the Borrower may designate.

                      (iii) Any other amount then due and owing to the Lender pursuant to the Loan Documents.

                      (iv) An amount equal to any such payments identified by the Lessee as Supplemental Rent shall be paid out of the Account by the Lender promptly after receipt, and shall be applied on the date deposited in the Account to the payment of any amounts then owing to the parties entitled to receipt of such Supplemental Rent.

If the Lender receives any payment in lieu of Project Loan Debt Service in any case or proceeding arising under the Bankruptcy Code, then such payment shall be deemed to be a payment on account of Project Loan Debt Service for the purpose of this Section 9.1. In the event that the Lessee shall fail to identify the nature of any payment deposited by it in the Account, the nature of such payment shall instead be identified by the Lender in its reasonable judgment and applied in the manner specified above.

               (c) Upon payment in full of the Project Loan and all other amounts owing by the Borrower hereunder or under any other Project Loan Document, any moneys remaining in the Account shall be paid to the Borrower or such other Person or Persons as the Borrower may designate.

        9.2 Proceeds of Collateral; Proceeds Remaining in Account. (a) All moneys collected by Lender upon any sale or other disposition of the Property (including all moneys realized from the exercise of remedies under the Mortgage), together with all other moneys received by Lender in connection therewith (except as otherwise specified in Section 9.1) and (b) all moneys contained in the Account after an Event of Default or on the Maturity Date (if the Project Loan has not then been repaid in full), or deposited in the Account thereafter (except as otherwise specified in Section 9.1(c)), shall be applied as follows:

               First, to the payment of (x) any and all sums advanced by Lender in order to preserve the Collateral or preserve its security interest therein and (y) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by Lender of its rights under the Project Loan Documents, together with attorneys' fees and court costs;

               Second, to the payment of the amounts then due and unpaid for principal of, interest on, premium, if any, and any other amounts then due and unpaid in respect of the Project Loan or under any other Project Loan Documents;

               Third, to the extent moneys remain after application pursuant to clauses First through Second above, to the Borrower or to whomever may be lawfully entitled to receive such surplus.

        9.3 Certain Remedial Matters. Notwithstanding any other provision of this Agreement or any other Project Loan Document, except following the occurrence and during the continuance of an Event of Default, the Borrower shall at all times retain the right, but not to the exclusion of the Lender,
(A) to receive from the Lessee all notices, certificates and other documents and all information that the Lessee is permitted or required to give or furnish to the "Borrower" or the "Lessor" pursuant to the Lease or any other Project Loan Document, (B) to inspect the Property, (C) to retain all rights with respect to insurance that Article XVI of the Lease specifically confers upon the "Lessor", in its individual capacity, (D) subject to the provisions of the Security Documents, to institute proceedings for specific performance by the Lessee with the provisions of the Lease, and (E) subject to the other applicable provisions of this Agreement, to perform for the Lessee under
Article XIX of the Lease.

        9.4 Release of the Property, etc. (a) If the Lessee shall at any time purchase the Property pursuant to Section 17.2 of the Lease, then, upon satisfaction by the Borrower of its obligation to prepay the Project Loan pursuant to Section 3.2(b) and to pay accrued interest and Prepayment Premium, if any, on the Project Loan so prepaid pursuant to Section 3.2, the Property shall be released from the Liens created by the Security Documents, all without delivery of any instrument or performance of any act by any party. In addition, upon payment in full of the Project Loan and all other amounts owing by the Borrower hereunder or under any other Project Loan Document by the Borrower, the Property shall be released from the Liens created by the Security Documents, all without delivery of any instrument or performance of any act by any party. Upon request of the Borrower following any such release, the Lender shall, at the sole cost and expense of the Borrower, execute and deliver to the Borrower or the Lessee such documents as the Borrower shall reasonably request to evidence such release.

               (b) Notwithstanding anything to the contrary herein, upon the payment in full of the Project Loan and all other amounts owing by the Borrower hereunder or under any other Project Loan Document, all remaining moneys in the Account shall be paid out to the Borrower.


                        SECTION 10. EVENTS OF DEFAULT

        10.1 Events of Default. The occurrence of any of the events set forth in this subsection shall constitute an "Event of Default":

               (a) The Borrower shall fail to make any Scheduled Payment pursuant to the Project Loan Note, which failure continues unremedied for a period of three (3) Business Days; or

               (b) Any transfer of the interest of a Beneficial Owner or any transfer of all or any part of the Property in violation of Section 6.4 hereof; or

               (c)    The Borrower shall fail to comply with the provisions of
Section 5.4 hereof and such failure shall continue unremedied for a period of thirty (30 ) days; or

               (d) The Borrower shall fail to comply with the provisions of Sections 6.1, 6.2 or 6.3 hereof or shall fail to provide (or cause the Lessee to provide) the insurance required under the Lease; or

               (e) Any representation or warranty made by the Borrower herein, in the Mortgage or in any other Project Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Project Loan Document shall prove to have been incorrect in any material respect on or as of the date made; or

               (f) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement, the Mortgage or any other Project Loan Document and such failure shall continue unremedied for a period of sixty (60) days after either actual knowledge thereof by the Borrower or written notice thereof has been given to the Borrower by the Lender; or

               (g) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or
(iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above (without regard to the grace periods contained in said clauses); or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (h) One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

               (i) (i) Any of the Project Loan Documents shall cease, for any reason, to be in full force and effect, or the Borrower shall so assert, or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

               (j) The Lease shall cease, for any reason, to be in full force and effect or the Lessee shall so assert; or

               (k) A Lease Event of Default shall have occurred and be continuing; or

               (l) The Lease, the Guaranty or the Ground Lease shall be amended, modified or terminated without the written consent of Lender; or

               (m) A default by Borrower under the Ground Lease shall have occurred and be continuing without cure beyond any grace period provided with respect thereto in the Ground Lease;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) of this Section, automatically the Project Loan (with accrued interest thereon and Prepayment Premium) and all other amounts owing under this Agreement and the other Project Loan Documents shall immediately become due and payable, whereupon Lender shall be entitled to exercise all remedies provided for in the Security Documents and pursue such other rights or remedies as may be available at law or in equity; (B) if such event is an Event of Default specified in paragraphs (a), (b), (c), (d), (e),
(f), (h), (i), (l) or (m) of this Section, any or all of the following actions may be taken: the Lender may by notice to the Borrower, declare the Project Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the other Project Loan Documents together with the Prepayment Premium, if any, to be due and payable forthwith, whereupon the same shall immediately become due and payable and Lender may exercise all remedies provided for in the Security Documents and pursue such other rights or remedies as may be available at law or in equity, and (C) if such an event is an Event of Default specified in clauses (j) or (k) of this Section with respect to which Lender is entitled to exercise its remedies and will exercise its remedies provided, however, that a Standstill Period exists, so long as no other Event of Default has occurred and is continuing hereunder (other than an Event of Default under Section 10.1(a) hereof), Borrower may elect to pay to Lender during the Standstill Period the entire outstanding principal balance of the Project Loan Note and accrued and unpaid interest thereon and all other amounts owing under the other Project Loan Documents, together with the Prepayment Premium, if any (collectively the "Default Payment"), in full satisfaction of the obligations of the Borrower thereunder. Upon the failure of Borrower to make the Default Payment within the Standstill Period following an Event of Default under paragraphs (j) or (k) of this Section, the Lender may by written notice to Borrower declare the Project Loan (with accrued interest thereon) and Prepayment Premium, and all other amounts owing under this Agreement and the other Project Loan Documents to be due and payable forthwith and the same shall be immediately due and payable, whereupon Lender shall be entitled to exercise all remedies provided for in the Security Documents and pursue such other rights or remedies as may be available at law or in equity. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

        Upon the occurrence of any Event of Default, the Borrower shall pay interest on the unpaid principal balance of the Project Loan Note at a rate equal to the Overdue Rate. The Overdue Rate shall be computed from the occurrence of the Event of Default until the earlier of the cure of such default, the waiver of such default by Lender or the actual receipt and collection of all amounts due under this Agreement and under the Project Loan Note. This charge shall be added to the Obligations, and shall be deemed secured by the Mortgage. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Obligations, nor as a waiver of any other right or remedy accruing to the Lender by reason of the occurrence of any Event of Default. If the Overdue Rate is above the maximum rate permitted by applicable law, the Overdue Rate shall be the maximum rate permitted by applicable law.

        10.2   Intentionally Deleted.

        10.3   Intentionally Deleted.

        10.4 Power of Attorney. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this subsection, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this subsection in the name and on behalf of the Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

                          SECTION 11. MISCELLANEOUS

        11.1 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, or (d) in the case of delivery by a nationwide reputable overnight courier service, when sent and receipt has been confirmed, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

        The Borrower:        LAWRENCE STORE NO. 203 L.L.C.
                             31850 Northwest Highway
                             Farmington Hills, Michigan 48334

                             Fax:

        The Lender:          Royal Indemnity Company
                             c/o Royal Investment Management Company
                             9300 Arrowpoint Boulevard
                             Charlotte, North Carolina 28273
                             Attention: Stephen A. Rozich
                             Fax: 704-522-2210

        The Lessee:          Borders, Inc.
                             100 Phoenix Drive
                             Ann Arbor, Michigan 48104
                             Attention:  Vice President - Development
                             Fax:  734-477-1285

provided that any notice, request or demand to or upon the Lender shall not be effective until received.

        11.2 Modifications. Any provision of this Agreement may be changed, waived or terminated only by an instrument in writing signed by the party against whom enforcement of the change, waiver or termination is sought.

        11.3 Rights Cumulative. All rights, powers and remedies given to the Lender under this Agreement are cumulative and not alternative, and are in addition to all rights, powers and remedies otherwise afforded the Lender (all rights, powers and remedies of the Lender collectively, the "Lender's Rights"); any forbearance or delay by the Lender in exercising any of the Lender's Rights shall not be deemed to be a waiver, and the exercise or partial exercise of any of the Lender's Rights shall not preclude the further exercise of any of the Lender's Rights which shall continue in full force and effect until specifically waived by an instrument in writing executed by the Lender. All representations, warranties and covenants contained in any of the Project Loan Documents shall survive the making of the advances of the Project Loan.

        11.4 Schedules. The Schedules attached to this Agreement are essential to and are made a part of this Agreement.

        11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MICHIGAN, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

        11.6 Waiver of Jury Trial, Submission to Jurisdiction. THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY AND ANY OBJECTIONS, INCLUDING WITHOUT LIMITATION ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR IN THE FUTURE HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH JURISDICTION. All judicial actions, suits or proceedings brought against the Borrower and its property with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any other Project Loan Document or for recognition or enforcement of any judgment rendered in any such proceedings may be brought in any trial or appellate state or federal court of competent jurisdiction in the state in which the Property is located. By execution and delivery of this Agreement, the Borrower accepts, generally and unconditionally, the non-exclusive jurisdiction of such courts and irrevocably waives, and agrees not to plead or claim, any objection that it may ever have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court. The Borrower irrevocably agrees that all process in any proceeding or any court arising out of or in connection with this Agreement or any of the other Project Loan Documents, may be effected by mailing to the Borrower a copy by registered or certified mail or any substantially similar form of mail, postage prepaid, to the Borrower at its address set forth in subsection 11.1 or at such other address of which the Lender shall have been notified in accordance with the terms of such subsection. Such service shall be effective five (5) days after such mailing. Such service will be effective and binding service in every respect. The Borrower shall not assert that such service did not constitute effective and binding service within the meaning of any applicable state or federal law, rule, regulation or the like. Nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

        11.7 Captions. The captions in this Agreement are for convenience of reference only, and in no way limit or amplify the provisions of this Agreement.

        11.8 Obligations Non-Recourse. Anything to the contrary contained in this Project Loan Agreement, the Project Loan Note or in any other Project Loan Document notwithstanding, neither the Borrower nor any member or partner of the Borrower, nor any member, partner, officer, director or shareholder thereof, nor any of their respective successors or assigns (all such Persons being hereinafter referred to collectively as the "Exculpated Persons"), shall be personally liable in any respect for any representation, warranty, liability, indemnities or obligation hereunder or in any other Project Loan Document including the payment of the principal of, interest on or Prepayment Premium with respect to the Project Loan Note, or for monetary damages for the breach of performance of any of the covenants contained in the Project Loan Agreement, the Project Loan Note, the Mortgage or any other Project Loan Document. The Lender agrees that, in the event it pursues any remedies available to it under this Project Loan Agreement, the Project Loan Note, the Assignment of Lease, the Mortgage or under any other Project Loan Document, the Lender shall have no recourse against the Borrower nor any Exculpated Person, for any deficiency, loss or claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively only against the Property; but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Property in respect of any and all liabilities, obligations and undertakings contained in the Mortgage, this Project Loan Agreement, the Project Loan Note, the Assignment of Lease or in any other Project Loan Document. Notwithstanding the provisions of this paragraph, nothing in the Mortgage, the Assignment of Lease, this Project Loan Agreement, the Project Loan Note or any other Project Loan Document shall: (a) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Project Loan Note or arising under the Mortgage or the Project Loan Agreement or secured by the Mortgage, but the same shall continue until paid or discharged; (b) relieve the Borrower from liability and responsibility for the following, Borrower acknowledging its personal liability therefor in each case (but only to the extent of the damages arising by reason of ): (i) active waste knowingly committed by the Borrower with respect to the Property (ii) any fraud or misrepresentation on the part of the Borrower or any such Exculpated Person; (iii) any environmental matter affecting the Property which is introduced or caused by Borrower or a Beneficial Owner; (iv) the failure of Borrower to maintain its existence as a special purpose, "bankruptcy remote" entity in good standing, subject to the cure rights set forth in Section 10.1(c); (v) the failure of Borrower or any Beneficial Owner to comply with the provisions of Section 6 hereof; (vi) misappropriation or misapplication by the Borrower (i.e., application in a manner contrary to any of the Project Loan Documents) of any insurance proceeds or condemnation award paid or delivered to the Borrower by any Person other than the Lender; or (vii) any rents or other income received by the Borrower from the Lessee that are not turned over to the Lender in accordance with the Assignment of Lease; or (c) affect or in any way limit the Lender's rights and remedies hereunder with respect to the rights and powers assigned under the Assignment of Lease or to obtain a judgment against the Borrower (provided that no deficiency judgment or other money judgment shall be enforced against the Borrower except to the extent of the Borrower's interest in the Property or to the extent the Borrower may be liable as otherwise contemplated in clause (b) of this Section).

        11.9 Attorneys' Fees. If the Lender retains the services of an attorney or any other consultants in order to enforce this Agreement, or any portion thereof, the Borrower agrees to pay to Lender all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by them as a result thereof and such costs, fees and expenses shall be included in the indebtedness secured by the Mortgage.

        11.10 Successive Actions. A separate right of action hereunder shall arise each time the Lender acquires knowledge of any matter indemnified by the Borrower under this Agreement.

Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and the Borrower hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

        11.11 No Waiver; Time of Essence. The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence of this Agreement.

        11.12 Binding Effect; Term; Assignability. This Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        11.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

        11.14 Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

        11.15 Survival. This Project Loan Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and the liability of Borrower under Section 11.8(b) shall survive payment of the indebtedness secured by the Project Loan Documents and the exercise by Lender of any remedy under the Mortgage or any of the other Project Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Project Loan is paid or satisfied in full.

        11.16 Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

              [remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, this Agreement has been duly executed by the Lender and the Borrower as of the date first written above.

                                      ROYAL INDEMNITY COMPANY


                                       By:    /s/ Stephen A. Rozich
                                          --------------------------------
                                       Name:  Stephen A. Rozich
                                       Title:  Vice President


                                       LAWRENCE STORE NO. 203 L.L.C.,
                                       a Delaware limited liability company

                                       By:  Agree Limited Partnership, a
                                            Delaware limited partnership
                                       Its: Authorized Member

                                          By:     Agree Realty Corporation,
                                                  a Maryland corporation
                                          Its:    General Partner

                                          By:     /s/ Richard Agree
                                            --------------------------------
                                               Richard Agree
                                          Its: President

                              NOTICE TO BORROWER

THIS IS THE FINAL EXPRESSION OF THE LOAN AGREEMENT BETWEEN BORROWER AND THE LENDER. THIS LOAN AGREEMENT CANNOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL LOAN/CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL LOAN/CREDIT AGREEMENT BETWEEN BORROWER AND THE LENDER.

                                 OTHER TERMS

        Any other terms related to the credit or related to any other credit agreement between Borrower and the Lender must be inserted here to be enforceable: None.

                   AFFIRMATION OF NO OTHER CREDIT AGREEMENT

        Borrower and the Lender affirm they have no unwritten oral credit agreement between themselves.

LENDER:                                  BORROWER:
ROYAL INDEMNITY COMPANY                  LAWRENCE STORE NO. 203 L.L.C.,
                                         a Delaware limited liability company

By:    /s/ Stephen A. Rozich             By:     Agree Limited Partnership, a Delaware
  --------------------------------               limited partnership
Name:  Stephen A. Rozich                         Its:  Authorized Member
Title:  Vice President
                                                 By:    Agree Realty Corporation,
                                                        a Maryland corporation
                                                        Its:  General Partner

                                                 By:    /s/ Richard Agree
                                                   ---------------------------------
                                                        Richard Agree
                                                 Its:   President



                     EXHIBIT A TO PROJECT LOAN AGREEMENT


                              PROJECT LOAN NOTE


$3,181,669.92                                       Bloomfield Hills, Michigan
                                                                April 30, 2002

        FOR VALUE RECEIVED, the undersigned, LAWRENCE STORE NO. 203 L.L.C., a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of ROYAL INDEMNITY COMPANY (together with its successors and assigns, the "Lender") at its office located at c/o Royal Investment Management Company, 9300 Arrowpoint Boulevard, Charlotte, North Carolina 28273, or at such other place as may be designated in writing to the undersigned from time to time, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million One Hundred Eighty-One Thousand Six Hundred Sixty-Nine and 92/100 Dollars ($3,181,669.92), with interest on unpaid principal from the date hereof, prior to default, at the rate of seven and one-half percent (7.50%) per annum, until May 15, 2022 ("the Maturity Date") on the fifteenth day of each month (the "Scheduled Payment Date") in equal monthly installments in the amounts specified in Schedule I attached hereto, provided however that the first such monthly installment due on May 15, 2002 shall be in the amount of accrued interest only on the outstanding principal balance.

        Interest on the principal sum of this Project Loan Note shall be calculated on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on the actual number of days in such year. The Borrower does hereby agree that upon the occurrence and during the continuation of an Event of Default or upon the failure of the Borrower to pay the Project Loan Note in full on the Maturity Date, the Lender shall be entitled to receive and the Borrower shall pay interest on the entire unpaid principal sum and any other amounts due at a rate (the "Overdue Rate") equal to the greater of (i) two percent (2%) per annum over the then current prime rate of interest published by the Wall Street Journal or its successor from time to time and (ii) nine and one-half percent (9.50%) per annum. The Overdue Rate shall be computed from the occurrence of the Event of Default until such Event of Default is cured or the actual receipt and collection of the amounts due under this Project Loan Note. This charge shall be added to the Obligations, and shall be deemed secured by the Mortgage. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Obligations, nor as a waiver of any other right or remedy accruing to the Lender by reason of the occurrence of any Event of Default. In the event the Overdue Rate is above the maximum rate permitted by applicable law, the Overdue Rate shall be the maximum rate permitted by applicable law.

        This Note (a) is the Project Loan Note referred to in the Project Loan Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the





                                                                  Lawrence, KS
                                                                      No. 0203

"Project Loan Agreement"), between the Borrower and the Lender, (b) is subject to the provisions of the Project Loan Agreement, and (c) is subject to optional and mandatory prepayment, in whole but not in part, as provided in the Project Loan Agreement. This Project Loan Note is secured as provided in the Project Loan Documents, and by its acceptance hereof, each holder of this Project Loan Note agrees to be bound by all of the provisions of the Project Loan Agreement. Reference is hereby made to the Project Loan Documents for a description of the property and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests were granted and the rights of the holder of this Project Loan Note in respect thereof.

        In the event that any installment of principal or interest due hereunder shall not be paid within ten (10) days after the date such installment is due, the Borrower shall pay to Lender a "late charge" of four
(4) cents for each dollar so overdue to defray part of the cost of collection. No notice of default shall be necessary as a precondition to the Borrower's obligation to pay such late charge and the collection of the late charge shall not waive the requirement of timely payment.

        Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Project Loan Note shall become, or may be declared to be, immediately due and payable, all as provided in the Project Loan Agreement.

        All parties now and hereafter liable with respect to this Project Loan Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

        Unless otherwise defined herein, terms defined in the Project Loan Agreement and used herein shall have the meanings given to them in the Project Loan Agreement.

        Anything to the contrary contained herein, in the Project Loan Agreement or in any other Project Loan Document notwithstanding, neither the Borrower, nor any member or partner of the Borrower, nor any member, partner, officer, director or shareholder thereof, nor any of their respective successors or assigns (all such Persons being hereinafter referred to collectively as the "Exculpated Persons"), shall be personally liable in any respect for any representation, warranty, liability or obligation hereunder or in any other Project Loan Document including the payment of the principal of, interest on, or Prepayment Premium due with respect to this Note, or for monetary damages for the breach of performance of any of the covenants contained in this Note, the Project Loan Agreement, the Mortgage or any other Project Loan Document. The Lender agrees that, in the event it pursues any remedies available to it under this Note, the Project Loan Agreement, the Assignment of Lease, the Mortgage or under any other Project Loan Document, the Lender shall have no recourse against the Borrower nor any Exculpated Person, for any deficiency, loss or claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively only against the Property; but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Property in respect of any and all liabilities, obligations and undertakings contained in this Project Loan Note, the Mortgage, the Project Loan Agreement, the Assignment of Lease or in any other



                                                                 Lawrence, KS
                                                                 No. 0203

Project Loan Document. Notwithstanding the provisions of this paragraph, nothing in this Project Loan Note, the Mortgage, the Assignment of Lease, the Project Loan Agreement, or any other Project Loan Document shall: (a) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Project Loan Note or arising under the Mortgage or the Project Loan Agreement or secured by the Mortgage, but the same shall continue until paid or discharged; (b) relieve the Borrower from liability and responsibility for the following, Borrower hereby acknowledging its personal liability therefor (but only to the extent of the damages arising by reason of): (i) active waste knowingly committed by the Borrower with respect to the Property; (ii) any fraud or misrepresentation on the part of the Borrower or any such Exculpated Person; (iii) any environmental matter affecting the Property which is introduced or caused by Borrower or a Beneficial Owner; (iv) the failure of Borrower to maintain its existence as a special purpose, "bankruptcy remote" entity in good standing, subject to the cure rights set forth in the Project Loan Agreement; (v) the failure of Borrower or any Beneficial Owner to comply with the provisions of Section 6 of the Project Loan Agreement; (vi) misappropriation or misapplication by the Borrower (i.e., application in a manner contrary to any of the Project Loan Documents) of any insurance proceeds or condemnation award paid or delivered to the Borrower by any Person other than the Lender; or (vii) any rents or other income received by the Borrower from the Lessee that are not turned over to the Lender in accordance with the Assignment of Lease; or (c) affect or in any way limit the Lender's rights and remedies hereunder with respect to the rights and powers assigned under the Assignment of Lease or to obtain a judgment against the Borrower (provided that no deficiency judgment or other money judgment shall be enforced against the Borrower except to the extent of the Borrower's interest in the Property or to the extent the Borrower may be liable as otherwise contemplated in clause (b) of this Section).




                 (remainder of page intentionally left blank)


                                                                  Lawrence, KS
                                                                      No. 0203

        THIS PROJECT LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN.


                                   LAWRENCE STORE NO. 203 L.L.C.,
                                   a Delaware limited liability company

                                   By: Agree Limited Partnership, a
                                   Delaware limited partnership
                                   Its: Authorized Member

                                          By:    Agree Realty Corporation,
                                                 a Maryland corporation
                                          Its:   General Partner

                                          By:    /s/ Richard Agree
                                             ---------------------------
                                                 Richard Agree
                                                 Its: President

















                                                                          NOTE
                                                                  LAWRENCE, KS
                                                                      NO. 0203

                                  Schedule 1

                                     Land

Lot 1, in The Winter Block Addition, in the City of Lawrence, Douglas County, Kansas; together with easements set forth in the Operation and Easement Agreement recorded in Book 577, Page 243.


                                                                 Lawrence, KS
                                                                 No. 0203

                                  Schedule 2

                             Permitted Exceptions


1. Subject to the Master Street Tree Plan, recorded April 28, 1997, in the records of Douglas County, at Book 577, Page 231.


2. Subject to an Agreement, between Agree Limited Partnership, a Delaware limited partnership and Winter, Inc., a Kansas corporation, and the City of Lawrence, Kansas, a municipal corporation, recorded April 28, 1997, in the records of Douglas County, Kansas, at Book 577, Page 233.


3. Subject to an Assignment and Assumption of Parking Agreement, by and between Agree Limited Partnership, a Delaware limited partnership and Lawrence Store No. 203, L.L.C., a Delaware limited liability company, recorded April 28, 1997, in the records of Douglas County, Kansas, at Book 577, Page 239.


4. Subject to an Operation and Easement Agreement, recorded April 28, 1997, in the records of Douglas County, Kansas, at Book 577, Page 243.


5. Subject to a Memorandum of Ground Lease, between Winter, Inc., a Kansas corporation and Lawrence Store No. 203, L.L.C., a Delaware limited liability company, recorded April 28, 1997, in the records of Douglas County, Kansas, at Book 577, Page 267, including the Option to Purchase referenced therein which is granted to Agree Limited Partnership pursuant to Exhibit E of the Ground Lease, as amended and affected by that certain Estoppel Certificate and Agreement among Winter, Inc., Lawrence Store No. 203, L.L.C. and Royal Indemnity Company.


6. Subject to a 25 foot utility easement across the center portion of subject property as per plat, at Plat Book 15, Page 867.


7. Subject to a 10 foot utility easement across the north side of subject property as per plat, at Plat Book 15, Page 867.


8. Subject to easements, restrictions and setback lines as per plat, at Plat Book 15, Page 867.

                                                                 Lawrence, KS
                                                                 No. 0203

                            PROJECT LOAN AGREEMENT





                                   between




                           ROYAL INDEMNITY COMPANY,
                                  as Lender





                                     and





     LAWRENCE STORE NO. 203 L.L.C., a Delaware limited liability company as Borrower

                          Dated as of April 30, 2002



                                                                 Lawrence, KS
                                                                 No. 0203

                                                                 Lawrence, KS
                                                                 No. 0203

                              TABLE OF CONTENTS

                                                                                       Page
SECTION 1.  DEFINITIONS......................................................................1

   1.1  Defined Terms........................................................................1
   1.2  Construction........................................................................10

SECTION 2.  THE PROJECT LOAN................................................................11

   2.1  Project Loan Commitment.............................................................11
   2.2  Note................................................................................11
   2.3  Maximum Interest Rate...............................................................11
   2.4  Use of Proceeds.....................................................................11

SECTION 3.  PAYMENTS........................................................................11

   3.1  Payments............................................................................11
   3.2  Prepayments.........................................................................11
   3.3  Indemnity...........................................................................12

SECTION 4.  BORROWER REPRESENTATIONS AND WARRANTIES.........................................13

   4.1  Existence; Compliance with Law......................................................13
   4.2  Power; Authorization; Enforceable Obligations.......................................13
   4.3  No Litigation.......................................................................13
   4.4  Consents, Approvals, Authorizations, Etc............................................13
   4.5  No Legal Bar........................................................................14
   4.6  Compliance with Building Codes, Zoning Laws, Etc....................................14
   4.7  Ownership of Property; Liens........................................................14
   4.8  No Default..........................................................................14
   4.9  Taxes...............................................................................14
   4.10 Availability of Utilities...........................................................14
   4.11 Permits, Etc........................................................................14
   4.12 Financial Statements................................................................15
   4.13 Federal Regulations.................................................................15
   4.14 Investment Company Act; Other Regulations...........................................15
   4.15 Environmental Matters...............................................................15
   4.16 Regulation H........................................................................16
   4.17 No Other Assets, Indebtedness.......................................................16
   4.18 ERISA...............................................................................17

SECTION 5.  AFFIRMATIVE COVENANTS...........................................................18

   5.1  Certain Notices.....................................................................18
   5.2  Indemnification.....................................................................18
   5.3  Expenses............................................................................19

   5.4  Single Purpose Entity; Separateness.................................................19
   5.5  Inspection of Property; Discussions.................................................21
   5.6  Compliance with Project Loan Documents..............................................21
   5.7  Further Assurances..................................................................21
   5.8  Books and Records; Financial Statements.............................................21

SECTION 6.  NEGATIVE COVENANTS..............................................................22

   6.1  Limitation on Liens.................................................................22
   6.2  Limitation on Contingent Obligations................................................22
   6.3  Discharge of Liens..................................................................22
   6.4  Transfer or Encumbrance of the Property.............................................22

SECTION 7.  CONDITIONS PRECEDENT TO FUNDING.................................................26

   7.1  Closing Documents...................................................................26
   7.2  Additional Matters..................................................................28
   7.3  Environmental Audit.................................................................28
   7.4  Commitment Fees.....................................................................28
   7.5  Appraisal...........................................................................28
   7.6  Subordination and Estoppel..........................................................28

SECTION 8.  INTENTIONALLY DELETED...........................................................28


SECTION 9.  MATTERS RELATING TO PAYMENTS AND COLLATERAL.....................................29

   9.1  The Account.........................................................................29
   9.2  Proceeds of Collateral; Proceeds Remaining in Account...............................30
   9.3  Certain Remedial Matters............................................................30
   9.4  Release of the Property, etc........................................................30

SECTION 10.  EVENTS OF DEFAULT..............................................................31

   10.1 Events of Default...................................................................31
   10.2 Intentionally Deleted...............................................................33
   10.3 Intentionally Deleted...............................................................33
   10.4 Power of Attorney...................................................................33

SECTION 11.  MISCELLANEOUS..................................................................34

   11.1 Notices.............................................................................34
   11.2 Modifications.......................................................................34
   11.3 Rights Cumulative...................................................................34
   11.4 Schedules...........................................................................35
   11.5 Governing Law.......................................................................35
   11.6 Waiver of Jury Trial, Submission to Jurisdiction....................................35
   11.7 Captions............................................................................35
   11.8 Obligations Non-Recourse............................................................35


                                                                 Lawrence, KS
                                                                 No. 0203


   11.9 Attorneys' Fees.....................................................................36
   11.10  Successive Actions................................................................36
   11.11  No Waiver; Time of Essence........................................................37
   11.12  Binding Effect; Term; Assignability...............................................37
   11.13  Counterparts......................................................................37
   11.14  Severability......................................................................37
   11.15  Survival..........................................................................37
   11.16  Limitation by Law.................................................................38


SCHEDULES

Schedule 1        Land
Schedule 2        Permitted Exceptions

EXHIBITS

Exhibit A         Form of Project Loan Note
Exhibit B         Form of Certified Rent Roll


                                                                 Lawrence, KS
                                                                 No. 0203